Exhibit 99.1

Warner Chilcott Announces Agreement to Acquire Topical Alprostadil Treatment
for Erectile Dysfunction

FAJARDO, Puerto Rico and EAST WINDSOR, New Jersey, February 3, 2009 – Warner Chilcott Company, Inc. (a subsidiary of Warner Chilcott, Ltd., [Nasdaq: WCRX]) announced today that it has entered into an agreement with NexMed Inc. [Nasdaq: NEXM] to acquire the U.S. rights of NexMed’s topically applied alprostadil cream for the treatment of erectile dysfunction (ED).  As a result, the previous license agreement between Warner Chilcott and NexMed related to this product has been terminated.

Under the terms of the agreement, NexMed received an up-front payment of $2.5 million and is eligible to receive an additional payment of $2.5 million upon Warner Chilcott’s receipt of a New Drug Application approval from the Food and Drug Administration.  In addition, Warner Chilcott will pay a total of $350,000 for the manufacturing equipment for the product.

About the ED Market
According to IMS data, the U.S. ED market in 2007 was about $1.5 billion — dominated by oral PDE5 treatments.   Despite the availability of today’s oral and other therapies, there is still a need for new, safe and effective treatments, especially for those patients who cannot or do not respond well to oral medication. Alprostadil, well-recognized as a safe and effective drug for the treatment of ED, is currently marketed as both an injectable and intra-urethral pellet.  NexMed’s topical product provides a more patient-friendly alternative due to its non-invasive ease of administration.

About Warner Chilcott
Warner Chilcott is a leading specialty pharmaceutical company currently focused on the women's healthcare and dermatology segments of the U.S. pharmaceuticals market. The Company is a fully integrated company with internal resources dedicated to the development, manufacturing and promotion of its products. (WCRX-G)

Read more on www.warnerchilcott.com.

About NexMed
NexMed, Inc. leverages its proprietary NexACT drug delivery technology to develop innovative topical pharmaceutical products that address unmet medical needs.  NexMed’s novel onychomycosis treatment is licensed to Novartis for global development.  NexMed’s pipeline also includes a Phase 2 treatment for female sexual arousal disorder, and an early stage treatment for psoriasis.  For further information about NexMed, go to www. nexmed.com.

Read more on www.nexmed.com

Warner Chilcott’s Forward-Looking Statements
This press release contains forward-looking statements, including statements concerning our operations, economic performance, financial condition, business plans, growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "may," "might," "will," "should," "estimate," "project," "plan," "anticipate," "expect," intend," "outlook," "believe" and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements: our substantial indebtedness; competitive factors in the industry in which we operate (including the approval and introduction of generic or branded products that compete with our products); our ability to protect our intellectual property; a delay in qualifying our manufacturing facility to produce our products or production or regulatory problems with either third party manufacturers upon whom we may rely for some of our products or our own manufacturing facility; pricing pressures from reimbursement policies of private managed care organizations and other third party payors, government sponsored health systems, the continued consolidation of the distribution network through which we sell our products, including wholesale drug distributors and the growth of large retail drug store chains; the loss of key senior management or scientific staff; adverse outcomes in our outstanding litigation or an increase in the number of litigation matters to which we are subject; government regulation affecting the development, manufacture, marketing and sale of pharmaceutical products, including our ability and the ability of companies with whom we do business to obtain necessary regulatory approvals; our ability to manage the growth of our business by successfully identifying, developing, acquiring or licensing new products at favorable prices and marketing such new products; our ability to obtain regulatory approval and customer acceptance of new products, and continued customer acceptance of our existing products; changes in tax laws or interpretations that could increase our consolidated tax liabilities; the other risks identified in our Annual Report on Form 10-K for the year ended December 31, 2007; and other risks detailed from time-to-time in our public filings, financial statements and other investor communications.

We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.

NexMed’s Forward Looking Statements:

Statements under the Private Securities Litigation Reform Act: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described, including, but not limited to, obtaining regulatory approval for its products under development, entering into partnering agreements, pursuing growth opportunities, and/or other factors, some of which are outside the control of NexMed, Inc.

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Warner Chilcott Limited	NexMed, Inc.
Rochelle Fuhrmann	Mark Westgate
Sr. Director, Investor Relations	Chief Financial Officer
1-973-442-3200	1-609-371-8123, ext: 159
rfuhrmann@wcrx.com	mwestgate@nexmed.com